UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2008 (December 5, 2008)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment or Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2008, each of H. Eric Bolton, Jr., President and Chief Executive Officer of Mid-America Apartment Communities, Inc., and Simon R.C. Wadsworth, Executive Vice President and Chief Financial Officer of Mid-America Apartment Communities, Inc., entered into an amended and restated employment agreement with Mid-America Apartment Communities, Inc. as approved by the Compensation Committee of the Board of Directors of Mid-America America Apartment Communities, Inc., or MAA Each original employment agreement was entered into in December of 1999. Each agreement was amended to limit the potential payout to be received by the executive as a result of a change of control payout occurring within three years of the executive’s planned retirement from the registrant.  Each agreement was also amended to bring them in compliance with Section 409A of the Internal Revenue Code.

Both employment agreements have (i) a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provide for an annual base salary for Messrs. Bolton and Wadsworth, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.  Mr. Bolton’s current base salary is $407,753 per year and Mr. Wadsworth’s current base salary is $265,907 per year.

Upon Messrs. Bolton’s and/or Wadsworth’s termination due to death or permanent disability or in the event they are terminated without cause by MAA or suffer a constructive termination of their employment in the absence of a change of control, MAA will pay Messrs. Bolton and/or Wadsworth all amounts due to them as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay them their base salary as then in effect for one year after the termination. In addition, all stock options or restricted stock granted to Messrs. Bolton and/or Wadsworth shall become fully vested and exercisable in accordance with the terms on the termination date.  Alternatively, Messrs. Bolton and/or Wadsworth may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options.  Finally, MAA will pay to Messrs. Bolton and/or Wadsworth all legal fees incurred by them in connection with their termination without cause or constructive termination by MAA.  In this scenario, MAA’s current equity plans allow for the full vesting of any earned stock options and restricted stock as defined by each individual plan.

If Messrs. Bolton and/or Wadsworth are terminated without cause, suffer a constructive termination in anticipation of, on, or within three years after a change in control of MAA, or elect to terminate their employment for any reason within thirty days after either a change of control event or the one year anniversary of a change in control event, they are entitled to receive a payment equal to the sum of two and 99/100 (2.99) times their annual base salary in effect on the date of termination plus two and 99/100 (2.99) times their average annual cash bonus paid during the two immediately preceding fiscal years.  However, if the change in control transaction occurs within three years of the executive’s planned retirement date, the maximum change of control payment would be the base salary and bonus payable to executive through the anticipated date of retirement.  To the extent that an excise tax on excess parachute payments will be imposed on Messrs. Bolton and/or Wadsworth under Section 4999 of the Internal Revenue Code as a result of such payment, MAA shall pay them an additional amount sufficient to reimburse them for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Messrs. Bolton and/or Wadsworth shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Bolton and/or Wadsworth may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of MAA paid in connection with the change of control and the per share exercise price of the options held by them, multiplied by the number of shares covered by all such options. Finally, MAA will pay Messrs. Bolton and/or Wadsworth all legal fees incurred by them in connection with the change of control.

Each employment agreement also contains confidentiality and non-competition provisions, as well as the agreement of Messrs. Bolton and Wadsworth not to have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by MAA at the time of a change of control termination for the period of two years.

A copy of the employment agreements are set forth on Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Also on December 5, 2008, each of Albert M. Campbell, III, Executive Vice President and Treasurer of MAA, Thomas L. Grimes, Jr., Executive Vice President and Director of Property Management Operations of MAA, and James Andrew Taylor, Executive Vice President and Director of Asset Management of MAA entered into an amended and restated change of control contract with MAA as approved by the Compensation Committee of the Board of Directors of MAA. Each original change of control contract was entered into in December of 1999. Each contract was amended to bring them in compliance with Section 409A of the Internal Revenue Code.

Each change of control contract provided in the event of a change of control termination, Messrs. Campbell, Grimes and/or Taylor, are entitled to receive a payment equal to the sum of two and 99/100 (2.99) times their annual base salary in effect on the date of termination plus two and 99/100 (2.99) times their average annual cash bonus paid during the two immediately preceding fiscal years.  To the extent that an excise tax on excess parachute payments will be imposed on Messrs. Campbell, Grimes and/or Taylor under Section 4999 of the Internal Revenue Code as a result of such payment, MAA shall pay them an additional amount sufficient to reimburse them for taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. In addition, all stock options and restricted stock granted to Messrs. Campbell, Grimes and/or Taylor shall become fully vested and exercisable in accordance with the terms on the termination date. Alternatively, Messrs. Campbell, Grimes and/or Taylor may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for shares of MAA paid in connection with the change of control and the per share exercise price of the options held by them, multiplied by the number of shares covered by all such options. Finally, MAA will pay Messrs. Campbell, Grimes and/or Taylor all legal fees incurred by them in connection with the change of control. The change of control contracts also attest that Messrs. Campbell, Grimes and/or Taylor may not have an interest in a competitor either as an owner or an employee within 5 miles of a property owned by MAA at the time of a change of control termination for the period of two years.

A copy of the change of control contracts are set forth on Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01                                Financial Statements and Exhibits

           (c)           Exhibits

Exhibit Number	Description
10.1	Employment Agreement for H. Eric Bolton, Jr.
10.2	Employment Agreement for Simon R.C. Wadsworth
10.3	Change of Control Contract for Albert M. Campbell, III
10.4	Change of Control Contract for Thomas L. Grimes, Jr.
10.5	Change of Control Contract for James Andrew Taylor
10.6	Form of Change of Control Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: December 5, 2008	/s/Simon R.C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)